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                                                                    Exhibit 3.03



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           LEAPFROG ENTERPRISES, INC.

                             A DELAWARE CORPORATION

      LEAPFROG ENTERPRISES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: The Corporation was originally incorporated under the name Knowledge Kids Enterprises, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 1997, and was amended by the Corporation on February 1, 2001 and on March 22, 2001.

      SECOND: This Amended and Restated Certificate of Incorporation of LeapFrog Enterprises, Inc., has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Restated Certificate of Incorporation, as so amended, by written consent.

      THIRD: The Amended and Restated Certificate of Incorporation as heretofore amended or supplemented and so adopted is hereby amended and restated now to read in full as follows:

                                   ARTICLE I

      The name of the corporation (hereinafter the "Corporation") is LEAPFROG ENTERPRISES, INC.

                                   ARTICLE II

      The address, including street, number, city and county, of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                   ARTICLE IV

      The Corporation is to have perpetual existence.


                                       1.
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                                   ARTICLE V

      A. The Board of Directors of the Corporation (the "Board of Directors") is expressly empowered to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

      B. The Board of Directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

      C. No action shall be taken by the holders of the Common Stock of the Corporation except at an annual or special meeting of stockholders called in accordance with the By-Laws.

      D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

                                   ARTICLE VI

      The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director of the Corporation. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination in the manner provided by law, that indemnification of the director is proper under the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expense to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


                                       2.
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      To the extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

      The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of stock which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares. One Hundred Eighty Million (180,000,000) shares shall be Common Stock, $0.0001 par value per share, of which One Hundred Thirty-nine Million Five Hundred Thousand (139,500,000) shares shall be designated as Class A Common Stock and Forty Million Five Hundred Thousand (40,500,000) shares shall be designated as Class B Common Stock. Twenty Million (20,000,000) shares shall be Preferred Stock, $0.0001 par value per share, of which Two Million (2,000,000) shares shall be designated Series A Preferred Stock ("Series A Preferred").

      The number of shares of Class A Common Stock which the Corporation is authorized to issue may be increased or decreased (and in connection therewith, the total number of shares of Common Stock which the Corporation is authorized to issue may be increased or decreased by the same amount) by a majority of the votes of the Class A Common Stock, the Class B Common Stock and the Series A Preferred voting together as a single class with the Class A Common Stock having one (1) vote per share, the Class B Common Stock having ten (10) votes per share and the Series A Preferred having the number of votes equal to the number of shares of Class A Common Stock into which each share of Series A Preferred could be converted on the record date for such vote.

      The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issuance of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the General Corporation Law of the State of Delaware and this Amended and Restated Certificate of Incorporation.

      The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock other than the Series A Preferred subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                       3.
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                                  ARTICLE VIII

      The powers, rights, preferences, privileges and restrictions of the Common Stock and Series A Preferred are as follows:

      SECTION 1. DIVIDENDS AND DISTRIBUTIONS.

            (a) SERIES A PREFERRED. The holders of the Series A Preferred shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor.

            (b) COMMON STOCK. The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor. When and as dividends or other distributions are declared by the Board of Directors on shares of any class of Common Stock, such dividends or other distributions shall be paid in equal amounts per share on all shares of Class A Common Stock and Class B Common Stock. For so long as any shares of Series A Preferred are outstanding, no dividends (except to the extent they are payable in the form of Common Stock) shall be declared, paid or set aside for payment, and no other distribution shall be declared, made or set aside for making, on or in respect of any Common Stock, unless, in each case, concurrently therewith the Board of Directors shall also declare, pay or set aside for payment, as applicable, the same dividend or distribution on the Series A Preferred; provided that the amount of such dividend or distribution for each share of Series A Preferred shall be equal to the amount of such dividend or distribution for one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred is convertible as of the record date fixed for such dividend. In addition for so long as any shares of Series A Preferred are outstanding, no shares of Common Stock shall be redeemed, purchased or otherwise acquired (other than redemptions, purchases or acquisitions of shares of Common Stock (i) owned by persons who were employees or independent contractors of the Corporation at the time such shares were acquired or options to acquire such shares were granted or (ii) for total consideration of not more than $1,000,000 in any calendar year exclusive of shares referred to in clause (i)) for any consideration (or any consideration be paid to or made available for a sinking fund for the redemption of any such shares), by the Corporation, directly or indirectly (including without limitation by any of its subsidiaries), unless, in each case, a reasonable time prior thereto the Corporation has offered to redeem, purchase or otherwise acquire, and concurrently therewith redeems, purchases or otherwise acquires from the holders of Series A Preferred who accepted the offer on a pro rata basis, that number of shares of Series A Preferred then convertible into the number of shares of Common Stock to be so redeemed, purchased or otherwise acquired by the Corporation at the same price per share of Series A Preferred that would have been paid by the Corporation for the number of shares of Common Stock into which one share of Series A Preferred is then convertible and otherwise on the same terms and conditions as apply to the redemption, purchase or other acquisition of the Common Stock.

            (c) Dividends may be in the form of cash, property or Common Stock; provided, however, that dividends in the form of Common Stock shall be payable on Class A Common Stock only in shares of Class A Common Stock and dividends in the form of Common


                                       4.
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Stock payable on Class B Common Stock shall be payable only in shares of Class B
Common Stock.

      SECTION 2. LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) PREFERRED PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation for the purposes of winding up its affairs, whether voluntary or involuntary, (each, a "Liquidation") after payment or provision for payment of the debts and liabilities of the Corporation, the holders of Series A Preferred shall be entitled to be paid in full out of the assets of the Corporation, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or any other class or series of shares of the Corporation hereafter authorized over which the Series A Preferred has preference or priority in the distribution of assets on any Liquidation ("Junior Stock") by reason of their ownership thereof, an amount per share equal to the greater of (i) twelve dollars and fifty cents ($12.50) (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof) and (ii) the aggregate amount that would be distributed on such date in connection with such Liquidation to a holder of the number of shares of Common Stock into which one share of Series A Preferred is then convertible, assuming conversion of all of the Series A Preferred prior to such Liquidation, in either case together with all declared and unpaid dividends and all accrued and unpaid Redemption Dividends (as defined in Section 5(f) below) on the Series A Preferred up to such distribution or payment date (the "Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the full Liquidation Preference each such holder is otherwise entitled to receive.

            (b) DISTRIBUTION OF REMAINING ASSETS. After the distributions under
Section 2(a) hereof have been made to the holders of Series A Preferred that have not been converted pursuant to Section 4(b) and to any other series of Preferred Stock having priority over the Common Stock, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled, on a pari passu basis, to all remaining assets of the Corporation available for distribution to its stockholders.

            (c) SALE OF ASSETS; MERGERS. A sale of all or substantially all of the assets of the Corporation or a merger in which the stockholders of the Corporation immediately prior to the transaction possess less than 50% of the total voting power of all of the outstanding voting stock of the surviving entity (or its parent) immediately after the transaction shall be deemed to be a Liquidation within the meaning of this Section 2; provided that the holders of Series A Preferred shall be paid in cash or the securities received in the transaction or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction, if any shares of Class B Common Stock are then outstanding, by the holders of Class B Common Stock or, if no shares of Class B Common Stock are then outstanding, by the holders of the securities into which the Series A Preferred are convertible); and provided, further, that the holders of Series A Preferred shall receive in such transaction any registration or other rights, if any, given in such transaction to, if any shares of Class B Common Stock are then


                                       5.
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outstanding, the holders of Class B Common Stock or, if no shares of Class B
Common Stock are then outstanding, the holders of the securities into which the Series A Preferred are convertible. Any securities to be delivered to the holders of the Series A Preferred upon a sale of all or substantially all the assets of the Corporation or any such merger shall be valued as follows:

                  (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) business days prior to the closing;

                  (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing; and

                  (iii) if there is no active public market, the value shall be the fair market value thereof as determined by the Board of Directors in good faith.

      Nothing in this Section 2 shall limit the right of any holder of Series A Preferred to elect to convert any of such shares into Common Stock as set forth in Section 4 prior to any such sale of assets or merger.

      SECTION 3. VOTING RIGHTS AND POWERS.

            (a) Except as otherwise required by law or specifically provided by this Amended and Restated Certificate of Incorporation, the holders of Class A Common Stock, Class B Common Stock and Series A Preferred shall have the sole right and power to vote on all matters on which a vote of stockholders is to be taken. With respect to all matters upon which stockholders are entitled to vote, each holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his/her name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his/her name on the transfer books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

            (b) Except as otherwise required by law, the holder of each share of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which each share of Series A Preferred could be converted on the record date for the vote or consent of stockholders or, if there is no record date, the date of such action. The holder of each share of Series A Preferred shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Corporation.


                                       6.
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            (c) Except as may be otherwise required by law, the holders of Class
A Common Stock, Class B Common Stock and Series A Preferred shall vote together as a single class; provided, however:

                  (i) That the affirmative vote of holders of shares representing at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Class B Common Stock, voting separately as a class, shall be required for (1) the authorization or issuance of any additional shares of Class B Common Stock (except in connection with stock splits, stock dividends, divisions and combinations of the Class B Common Stock), and (2) any amendment, alteration or repeal of any of the provisions of, or the addition of any provision to, this Amended and Restated Certificate of Incorporation in any manner which adversely affects the powers, privileges, restrictions or other rights of the Class B Common Stock or any recapitalization or reorganization affecting any of the outstanding shares of Common Stock; and

                  (ii) That the affirmative vote (or written consent) of holders of shares representing at least seventy five percent (75%) of the outstanding shares of Series A Preferred, voting separately as a class, shall be required for (1) any increase in the authorized number of shares of Series A Preferred;
(2) the authorization or issuance of any other equity security, or any security convertible into, exchangeable for or having any option right to purchase any such equity security, senior to or on parity with the Series A Preferred as to its right to receive a distribution of assets on any Liquidation (except for any such parity security whose liquidation preference does not exceed the purchase price therefor paid to the Corporation and all of the other terms of which, and of the agreements or arrangements under which it is issued, are both customary for such securities and at current market levels) or which by its terms or under any agreement or arrangement could be redeemed, repurchased or otherwise acquired directly or indirectly by the Corporation (including without limitation by any of its subsidiaries) on or prior to the last date on which the Redemption Price is payable pursuant to Section 5 below; or (3) any amendment, alteration or repeal of the provision of, or the addition of any provision to, this Amended and Restated Certificate of Incorporation (including any amendments effected through a merger or consolidation that does not constitute a Liquidation pursuant to Section 2(c)) in any manner which adversely affects the powers, privileges, restrictions or other rights of the Series A Preferred.

            (d) Any director or all of the directors may be removed with cause by the affirmative vote of a majority of the outstanding voting power of Class A Common Stock, Class B Common Stock and Series A Preferred, voting together as a single class. Any director or all of the directors may be removed without cause by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Class A Common Stock, Class B Common Stock and Series A Preferred, voting together as a single class.

            (e) Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director filling a vacancy shall serve for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor has been elected and has qualified or, if earlier, until his or her death, resignation or removal. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a


                                       7.
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majority of the authorized number of directors constituting the Board of
Directors. Any vacancy so created may be filled by the Board of Directors.

            (f) The presence in person or by proxy of the holders of outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred entitled to cast a majority of the votes which could be cast by all outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred, voting together as a class, shall constitute a quorum of the Class A Common Stock, the Class B Common Stock and Series A Preferred for all matters other than where a separate vote by class is required. Where a separate vote by class is required, the presence in person or by proxy (or, with respect to the Series A Preferred, the written consent) of the holders of a majority of the outstanding shares of the class shall constitute a quorum.

            (g) Notwithstanding anything in this Article VIII to the contrary, but subject to the voting rights otherwise provided to the holders of Series A Preferred in this Section 3, (i) the holders of Class A Common Stock shall have exclusive voting power on all matters upon which, pursuant to this Amended and Restated Certificate of Incorporation or applicable law, the holders of Common Stock are entitled to vote, at any time when no shares of Class B Common Stock are issued and outstanding, and (ii) the holders of Class B Common Stock shall have exclusive voting power on all matters upon which, pursuant to this Amended and Restated Certificate of Incorporation or applicable law, the holders of Common Stock are entitled to vote, at any time when no shares of Class A Common Stock are issued and outstanding.

            (h) In this Amended and Restated Certificate of Incorporation, all references to "vote" or "voting" by the stockholders include all actions which stockholders may take by voting at an annual or special stockholder meeting or adjournment thereof and all actions which the holders of the Series A Preferred may take by written consent without a stockholder meeting pursuant to the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation.

SECTION 4.  CONVERSION.

            (a) COMMON STOCK.

                  (i) RIGHT TO CONVERT. Each holder of any shares of Class B Common Stock shall have the right, at the option of the holder in such holder's sole discretion, to convert each share of Class B Common Stock into one share of Class A Common Stock (subject to adjustment as provided herein) at any time in accordance with this Section 4(a) of Article VIII.

                  (ii) AUTOMATIC CONVERSION. Each share of Class B Common Stock shall automatically convert into one fully paid and non-assessable share of Class A Common Stock immediately upon any change in the Beneficial Ownership of such share if, after such change, such share is not Beneficially Owned by (i) a person who at the date of the underwriting agreement for the initial public offering of the Class A Common Stock (the "IPO Date") either directly or indirectly Beneficially Owned an equity interest in Knowledge Universe, L.L.C. ("KU") and such equity interest was among the three largest Controlling equity interests in KU at the IPO Date or Michael C. Wood or (ii) any entity Controlled by one or more of such


                                       8.

persons. Notwithstanding the foregoing, no such conversion shall occur upon any change in the Beneficial Ownership of shares of Class B Common Stock resulting from: (A) the transfer of such shares by KU or any Affiliate of KU (each a "Qualified KU Transferor") to any transferee that, at the IPO Date, held an equity interest (and/or an option to acquire an equity interest) in any Qualified KU Transferor, to the extent the aggregate number of shares so transferred to a transferee does not exceed the number of such shares the transferee had a proportionate indirect equity interest in through its equity interest in the Qualified KU Transferor at the IPO Date (assuming exercise by such transferee of any option to acquire an equity interest); (B) the transfer of such shares by a Qualified KU Transferor upon the exercise of an option to purchase such shares that was held by the transferee at the IPO Date; (C) the transfer of such shares by FrogPond, LLC ("FrogPond") to any transferee that, at the IPO Date, held an equity interest in FrogPond, so long as the shares so transferred were Beneficially Owned by FrogPond at the IPO Date; or (D) a Permitted Transfer. Any shares of Class B Common Stock transferred as provided in the immediately preceding sentence shall remain subject to automatic conversion upon any subsequent change in Beneficial Ownership as provided in the first sentence of this paragraph, but subject to the exceptions provided in the second sentence of this paragraph. For purposes of this Certificate of
Incorporation: the term "Beneficial Owner" (including correlative terms such as "Beneficial Ownership" and "Beneficially Owned") shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; the terms "Affiliate" and "Control" (including correlative terms such as "Controlling" and "Controlled") shall have the meanings ascribed to such terms in Rule 405 under the Securities Act of 1933, as amended; the term "Permitted Transfer" shall mean (i) any transfer of shares of Class B Common Stock by will or pursuant to the laws of descent and distribution to any member or members of a stockholder's Family, (ii) any transfer of shares of Class B Common Stock by a stockholder to a domestic trust created for the sole benefit of one or more of the stockholder or any member or members of a stockholder's Family, or (iii) any transfer of shares of Class B Common Stock from a trust described in clause (ii) above to the stockholder (or former stockholder) who transferred shares of Class B Common Stock to such trust; and the term "Family" shall mean a person's spouse, lineal descendants, parents, siblings, and lineal descendants of siblings, including any such relationship by legal adoption.

      Notwithstanding the foregoing, any holder of Class B Common Stock may, subject to the terms of any stockholders agreement, pledge his shares of Class B Common Stock to a financial institution (the "Pledgee") pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the Pledgee, and, if the Pledgee forecloses or takes similar action, such pledged shares of Class B Common Stock shall be converted automatically into fully paid and non-assessable shares of Class A Common Stock immediately prior to such foreclosure or similar action.

                  (iii) MECHANICS OF CONVERSION.

                        (1) In order to exercise the conversion right, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at the office or agency maintained by the Corporation for the transfer of Class B Common Stock and shall give written notice to the Corporation at such office or agency that the holder elects to convert the shares of Class B Common Stock represented by such certificate or certificates, to the extent specified in


                                       9.

such notice (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(a)(ii) hereof). Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued. If required by the Corporation, any certificate for shares of Class B Common Stock surrendered for conversion shall be duly endorsed or accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his or her duly authorized representative.

                        (2) As promptly as reasonably practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock as provided above, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4 of Article VIII and any fractional interest in respect of a share of Class A Common Stock arising upon such conversion shall be settled as provided in Section 4(a)(iv) below.

                        (3) Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date on which such notice shall have been received by the office or agency maintained by the Corporation for such purpose and the certificate or certificates representing such shares shall have been surrendered (and, unless duly endorsed, subject to receipt by such office or agency within thirty (30) days thereafter of any required instruments of transfer as provided above) (except that in the case of an automatic conversion pursuant to Section 4(a)(ii) hereof, such conversion shall be deemed to have been made immediately prior to the change in Beneficial Ownership referred to in Section 4(a)(ii)), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

                  (iv) FRACTIONAL SHARES. The Corporation shall not be required to issue fractional shares upon conversion of Class B Common Stock into Class A Common Stock. If more than one share of Class B Common Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class B Common Stock so surrendered. The Corporation may, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Corporation.

                  (v) ADJUSTMENTS FOR SUBDIVISIONS AND COMBINATIONS OF COMMON STOCK. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

                  (vi) ADJUSTMENTS FOR CAPITAL REORGANIZATIONS. The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be


                                      10.

converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation or consolidation or merger of the Corporation with or into another corporation. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation or merger. In any such case, appropriate adjustments shall be made by the Board of Directors in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common Stock.

                  (vii) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class B Common Stock and if, at any time, the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized but unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

                  (viii) ISSUANCE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Class B Common Stock pursuant thereto; provided, however, the Corporation shall not be required to pay any tax which may be payable in respect of the issue of any Class A Common Stock in a name other than that in which the Class B Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or provided for.

                  (ix) LISTING OF STOCK ISSUABLE UPON CONVERSION. If any shares of Class A Common Stock to be reserved for the purpose of conversion of shares of Class B Common Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                  (x) VALIDLY ISSUED SHARES. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.


                                      11.

                  (xi) STATUS OF CONVERTED STOCK. All certificates representing Class B Common Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation, and the shares of Class B Common Stock so converted shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

            (b) SERIES A PREFERRED. The holders of Series A Preferred shall have conversion rights as follows:

                  (i) RIGHT TO CONVERT. Each holder of any shares of Series A Preferred shall have the right, at the option of the holder in such holder's sole discretion, to convert each share of Series A Preferred into such number of shares of Class A Common Stock as is determined by dividing $12.50 by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred shall be $12.50. Such initial Conversion Price shall be subject to adjustment as provided herein. Upon any conversion under this Section 4(b)(i) or Section 4(b)(ii) below, (A) all declared and unpaid dividends and all accrued and unpaid Redemption Dividends on the Series A Preferred shall be paid and (B) any dividend or other distribution payable on the Series A Preferred surrendered for conversion during the period from the close of business on any record date for the payment of such dividend or distribution on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion.

                  (ii) AUTOMATIC CONVERSION. Subject to Section 5(f) below, each share of Series A Preferred shall automatically be converted into shares of Class A Common Stock:

                        (1) immediately upon the closing of an underwritten public offering of Class A Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which (A) the public offering price equals or exceeds $18.75 per share (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof) and (B) the aggregate gross proceeds raised equals or exceeds $100,000,000; or

                        (2) in the event that, subsequent to a public offering of the Class A Common Stock which does not satisfy the requirements of Section 4(b)(ii)(1), the closing price of the Class A Common Stock has equaled or exceeded $18.75 (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof) for thirty (30) consecutive trading days and the aggregate value of all of the outstanding Class A Common Stock (excluding therefrom the aggregate value of (A) any shares then owned by persons who are affiliates (as defined in Rule 405 under the Securities Act) of the Corporation and (B) any "restricted securities" (as defined in Rule 144 under the Securities Act) that cannot be sold pursuant to Rule 144(k) under the Securities Act on the last such trading day) equals or exceeds $100,000,000 (based on the closing price on the last such trading day).

                  (iii) MECHANICS OF CONVERSION.


                                      12.

                        (1) In order to exercise the conversion right, the holder of any shares of Series A Preferred to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at the office or agency maintained by the Corporation for the transfer of Series A Preferred and shall give written notice to the Corporation at such office or agency that the holder elects to convert the shares of Series A Preferred represented by such certificate or certificates, to the extent specified in such notice (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to
Section 4(b)(ii) hereof). Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued. If required by the Corporation, any certificate for shares of Series A Preferred surrendered for conversion shall be duly endorsed or accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his or her duly authorized representative.

                        (2) As promptly as reasonably practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Series A Preferred as provided above, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 4 of Article VIII, and any fractional interest in respect of a share of Class A Common Stock arising upon such conversion shall be settled as provided in Section 4(b)(iv) below.

                        (3) Each conversion of shares of Series A Preferred shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the office or agency maintained by the Corporation for such purpose and the certificate or certificates representing such shares shall have been surrendered (and, unless duly endorsed, subject to receipt by such office or agency within thirty (30) days thereafter of any required instruments of transfer as provided above) (except that in the case of an automatic conversion pursuant to Section 4(b)(ii) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 4(b)(ii)(1) or at the close of business on the last day on which the price of the Class A Common Stock has met the requirements referred to in Section 4(b)(ii)(2)), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock or other securities shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby. In the event some but not all of the Series A Preferred represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series A Preferred which were not converted.

                  (iv) FRACTIONAL SHARES. The Corporation shall not be required to issue fractional shares upon conversion of Series A Preferred into Class A Common Stock. If more than one share of Series A Preferred shall be surrendered for conversion at any one time by the same holder, the number of shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered. The Corporation may, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest, based


                                      13.

upon the fair market value of the shares of Class A Common Stock, as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Corporation.

                  (v) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Series A Preferred and if, at any time, the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Series A Preferred, the Corporation shall take such corporate action as may be necessary to increase the number of authorized but unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

                  (vi) ADJUSTMENTS FOR SPLITS, SUBDIVISIONS OR STOCK DIVIDENDS. If the number of shares of Common Stock outstanding at any time after the date the Series A Preferred is first issued by the Corporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or on the effective date of such subdivision or split-up, the Conversion Price of the Series A Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Series A Preferred shall be increased in proportion to such increase of outstanding shares.

                  (vii) ADJUSTMENTS FOR COMBINATIONS. If the number of shares of Common Stock outstanding at any time after the date the Series A Preferred is first issued by the Corporation is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for the Series A Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred shall be decreased in proportion to such decrease in outstanding shares.

                  (viii) ADJUSTMENTS FOR STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution (excluding repurchases of securities by the Corporation not made on a pro rata basis) payable in securities of the Corporation (other than shares of Common Stock covered by Section 4(b)(vi)), securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (other than dividends covered by Section 4(b)(vi)), then, in each such case for the purpose of this Section 4(b)(viii), the holders of Series A Preferred shall be entitled to receive concurrently therewith a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the Corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (ix) ADJUSTMENTS FOR CAPITAL REORGANIZATIONS. If any capital reorganization, reclassification of stock of the Corporation or, except as provided for in a


                                      14.

transaction subject to Section 2(c), any consolidation or merger of the Corporation with or into another corporation occurs, then each share of Series A Preferred shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Series A Preferred is convertible immediately prior to such reorganization, reclassification, consolidation or merger. In any such case, appropriate adjustments shall be made by the Board of Directors in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Series A Preferred.

                  (x) ISSUANCE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Series A Preferred pursuant thereto; provided, however, the Corporation shall not be required to pay any tax which may be payable in respect of the issue of any Class A Common Stock in a name other than that in which the Series A Preferred so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or provided for.

                  (xi) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. If any shares of Class A Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                  (xii) VALIDLY ISSUED SHARES. All shares of Class A Common Stock which may be issued upon conversion of shares of Series A Preferred will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                  (xiii) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment of the Conversion Price for the Series A Preferred, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments, (ii) the Conversion Price for the Series A Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred.

                  (xiv) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of the Series A Preferred or the Common Stock for the


                                      15.

purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (xv) STATUS OF REPURCHASED, REDEEMED OR CONVERTED STOCK. All certificates representing Series A Preferred repurchased, redeemed or otherwise acquired by the Corporation, or surrendered for conversion, shall be appropriately canceled on the books of the Corporation, and the shares of Series A Preferred so repurchased, redeemed, acquired or converted, as the case may be, shall be canceled, retired and returned to the status of authorized but unissued Preferred Stock without designation; provided, however, that the authorized number of shares of Series A Preferred shall be reduced by the number of shares so repurchased, redeemed or otherwise acquired or surrendered for conversion.

      SECTION 5. REDEMPTION RIGHT.

            (a) SERIES A PREFERRED. Subject to the provisions of this Section 5, each holder of Series A Preferred shall have the right to require the Corporation to redeem all or any portion of the shares of Series A Preferred held by such holder on September 22, 2006 (the "Redemption Date"), for cash at a price per share (the "Redemption Price") equal to the greater of (a) twelve dollars and fifty cents ($12.50) (subject to equitable adjustments for stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof) together with all declared and unpaid dividends thereon up to the Redemption Date or (b) the Fair Market Value of one share of the Series A Preferred as of the Redemption Date as determined in accordance with Section 5(c) below (the "Redemption Right"). The Redemption Right shall be exercised by a holder of Series A Preferred (an "Exercising Holder") giving the Corporation written notice not less than ninety (90) and not more than one hundred eighty (180) days prior to the Redemption Date, of its election to exercise the Redemption Right and specifying the number of shares of Series A Preferred as to which the Redemption Right is exercised.

            (b) TERMINATION OF REDEMPTION RIGHT. The Redemption Right shall automatically terminate and be of no further force or effect on the first date the Series A Preferred is subject to automatic conversion under Section 4(b)(ii) above.

            (c) PAYMENT. Subject to Section 5(f) below, payment of the Redemption Price, upon exercise of the Redemption Right, shall be made by the Corporation in cash, by cashier's check or wire transfer (i) with respect to Exercising Holders other than Disputing Holders (as defined below), within fifteen (15) business days following the date of delivery of the Company Notice (as defined below), or (ii) with respect to Disputing Holders (as defined below), within five (5) business days following the date Fair Market Value is finally determined in accordance with Section 5(e) below.

            (d) STATUS OF REDEEMED SHARES. The shares of Series A Preferred to be redeemed by the Corporation shall be redeemed, and the Redemption Price paid therefor pursuant to Section 5(c), only upon surrender of the certificates for such shares properly endorsed or assigned for transfer. Upon the payment in full of the Redemption Price therefor,


                                      16.

the shares of Series A Preferred specified in the notice set forth in Section 5(a) shall no longer be outstanding, and all rights of the holders thereof as stockholders of the Corporation, with respect to such shares of Series A Preferred, shall cease. In the event that fewer than all of the shares represented by any share certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof. All certificates representing Series A Preferred redeemed pursuant to this Section 5 shall be appropriately canceled on the books of the Corporation, and the shares of Series A Preferred so redeemed shall be canceled, retired and returned to the status of authorized but unissued Preferred Stock without designation; provided, however, that the authorized number of shares of Series A Preferred shall be reduced by the number of shares so redeemed.

            (e) FAIR MARKET VALUE. The "Fair Market Value" of the Series A Preferred to be purchased by the Corporation under this Section 5 shall be determined in good faith by the Board (excluding any member of the Board appointed or designated by the holders of Series A Preferred) and the Corporation shall give written notice of such determination and the basis therefor in reasonable detail to the Exercising Holders within five (5) business days after the Redemption Date (the "Company Notice"). If any Exercising Holder disagrees with the Fair Market Value determined by the Board, then such Exercising Holder shall so notify the Board in writing (the "Appraisal Notice") within ten (10) business days after delivery of the Company Notice (any Exercising Holder who delivers an Appraisal Notice, a "Disputing Holder"). The Board's determination of Fair Market Value shall be final and binding (i) on all Exercising Holders in the event no Appraisal Notice is delivered to the Corporation within such ten (10) business day period and (ii) on all Exercising Holders other than the Disputing Holders in the event one or more Appraisal Notices are delivered to the Corporation. If there are any Disputing Holders, within ten (10) days after the last date on which an Appraisal Notice can be delivered, the Board (excluding any member of the Board appointed or designated by the holders of Series A Preferred) and holders of at least a majority of the shares held by the Disputing Holders shall each appoint a professional appraiser to determine the Fair Market Value. Each appraiser shall have at least five (5) years' experience in appraising companies. The two appraisers shall within the succeeding twenty (20) day period after their selection, attempt to reach agreement on the Fair Market Value. If the appraisers reach such agreement, their agreement shall be final and binding on the Corporation and the Disputing Holders. If the appraisers fail to agree during such twenty (20) day period, they shall within five (5) days thereafter select a third appraiser with the same qualification requirements, and the three (3) appraisers shall establish the Fair Market Value by majority vote within the succeeding twenty (20) day period after the selection of the third appraiser and such determination of Fair Market Value shall be final and binding on the Corporation and the Disputing Holders. If the Fair Market Value determined by the appraisers is more than five percent (5%) greater than the amount determined by the Board, then the Corporation shall pay all costs associated with the appraisers. If the Fair Market Value determined by the appraisers is not more than five percent (5%) greater than the value as determined by the Board, then the Disputing Holders shall pay all costs associated with the appraisers, on a pro rata basis. Any of the time periods set forth in this Section 5 may be extended by the written consent of all of the parties affected thereby.

            (f) LIMITATION ON REDEMPTION. If the Corporation is unable to redeem any shares of Series A Preferred as to which the Redemption Right has been exercised because the Corporation does not have funds legally available therefor or is restricted by the terms of any


                                      17.

material credit or loan agreement to which the Corporation is party, the Corporation shall redeem as many shares of the Series A Preferred as it is able to do so from the Exercising Holders pro rata based on the number of shares with respect to which they have exercised the Redemption Right and the Corporation shall not be required to redeem the remaining shares of the Series A Preferred (the "Unredeemed Shares") unless and until it has funds legally available therefor and is no longer restricted by the terms of any such material credit or loan agreement. In such case, from and after the Redemption Date the Unredeemed Shares shall begin to accrue cumulative dividends at the rate of ten percent (10%) per annum, compounded semi-annually, on the Redemption Price (the "Redemption Dividends"). As soon as the Corporation shall have funds legally available to redeem a material portion of the Unredeemed Shares and pay the accrued Redemption Dividends thereon and is not restricted from doing so under the terms of any material credit or loan agreement to which it is a party, then the Corporation shall redeem such portion of Unredeemed Shares and pay the accrued Redemption Dividends thereon from the holders thereof pro rata based on the number of Unredeemed Shares held by them. So long as any Unredeemed Shares are outstanding, no dividends (except to the extent they are payable in Common Stock) shall be declared, paid or set aside for payment, and no other distributions shall be declared, made or set aside for making, on or in respect of any Common Stock or Junior Stock, nor shall any Common Stock, Junior Stock or shares of the Corporation ranking on a parity with the Series A Preferred as to its right to receive a distribution of assets on any Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any consideration be paid to or made available for a sinking fund for the redemption of any such shares), by the Corporation, directly or indirectly (including without limitation by any of its subsidiaries), unless, in each case, all of the Unredeemed Shares shall have been redeemed and all accrued Redemption Dividends thereon shall have been paid in full. Notwithstanding anything to the contrary herein, Section 4(b)(ii) shall not apply to Unredeemed Shares.

                                   ARTICLE IX

      The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

      FOURTH: The foregoing Amendment and Restatement of the Certificate of Incorporation has been duly approved by the Board of Directors.

      FIFTH: The stockholders of the Corporation have approved this Amendment and Restatement of the Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required.


                                      18.

      IN WITNESS WHEREOF, LEAPFROG ENTERPRISES, INC. has caused this Certificate to be signed by Stanley E. Maron, its Secretary, this ____ day of _______________, 2002.

                                          LEAPFROG ENTERPRISES, INC.
                                          a Delaware corporation

                                          By __________________________________
                                             Stanley E. Maron
                                             Secretary


                                      19.